UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2024

Commission File Number: 001-41430

Pagaya Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	98-1704718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

90 Park Ave, 20th Floor
New York, New York	10016
(Address of principal executive offices)	(Zip Code)
(646) 710-7714
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, no par value	PGY	The NASDAQ Stock Market LLC
Warrants to purchase Class A Ordinary Shares	PGYWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 9, 2024, the registrant issued a press release announcing its preliminary financial results for the first quarter ended March 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On May 9, 2024, the registrant also released a letter to shareholders relating to its results for the first quarter ended March 31, 2024. A copy of the letter is attached as Exhibit 99.2 hereto.

The information contained in Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated May 9, 2024
99.2	Shareholder Letter, dated May 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAGAYA TECHNOLOGIES LTD.

Date: May 9, 2024	By:	/s/ Gal Krubiner
	Name:	Gal Krubiner
	Title:	Chief Executive Officer